Exhibit 10.3

AMENDMENT

TO

ACTIVISION, INC.

1999 INCENTIVE PLAN

Section 10.9 of the 1999 Incentive Plan of Activision, Inc., is hereby deleted in its entirety and the following substituted in lieu thereof:

“10.9 Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable, (A) adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Options to violate the provisions of Section 409A of the Code; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board of Directors, as the case may be, in their sole discretion. Any adjustments made by the Committee shall be binding on all Participants.”